UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2020
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street
Boston	Massachusetts	02111
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRC	New York Stock Exchange
Non-Cumulative Perpetual Preferred Stock, Series C, without par value per share

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On February 12, 2020, State Street Corporation (“State Street”) announced that it will redeem (the “Redemption”) all 5,000 of its outstanding shares of its non-cumulative perpetual preferred stock, Series C (“Series C preferred stock”) (represented by depositary shares, each representing a 1/4000th interest in a share of Series C preferred stock), for cash at a redemption price (the “Redemption Price”) of $100,000 per share (equivalent to $25.00 per depositary share) plus all declared and unpaid dividends. The Redemption Price will be payable on March 16, 2020.

On February 12, 2020, State Street also announced that a cash dividend of $1,312.50 per share of Series C preferred stock (or approximately $0.3281 per depositary share) has been declared for the period from December 15, 2019 up to but not including March 15, 2020 (the “final dividend”). The final dividend will be paid separately to the holders of record of the Series C preferred stock as of March 2, 2020, in the customary manner. Accordingly, there will not be any declared and unpaid dividends included in the Redemption Price.

The Redemption is in addition to State Street’s original capital plan, submitted as part of the 2019 Comprehensive Capital Analysis and Review (CCAR) cycle and previously announced on June 27, 2019, and has received approval from the Federal Reserve.

First quarter 2020 results will include $9 million in accelerated Series C preferred stock-related costs. In 2019, Series C preferred stock paid total dividends of $26 million.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

	Exhibit No.	Description
*	104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ ELIZABETH M. SCHAEFER
		Name:	Elizabeth M. Schaefer
		Title:	Senior Vice President and Deputy Controller
Date:	February 12, 2020